Exhibit 10(b)

AMENDMENT NO. 1 TO THE CBS EXCESS 401(K) PLAN FOR DESIGNATED SENIOR EXECUTIVES

PART B – AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009 (THE “PLAN”)

Except as otherwise noted herein, the following amendments shall be effective as of January 1, 2009.

1.   The Plan is hereby amended by deleting each occurrence of the term “this Plan” and inserting in place thereof the term “the Plan”.

2.   Section 2.9 of the Plan is hereby amended to delete the term “Long-Term Performance Plan” and to insert in place thereof the words “long-term incentive plans”.

3.   Section 2.14 of the Plan is hereby amended to insert the phrase “, except as provided in Section 3.2(b),” immediately following the word “means”.

4.   Section 2.15 of the Plan is hereby amended to delete the word “and” immediately prior to subsection (ii) thereof and to insert the word “who” as the first word in each of subsections (ii) and (iii) thereof.

5.   Section 2.20 of the Plan is hereby amended to delete the cross-reference to Section 7.1(b) and to insert in place thereof a cross-reference to Section 7.1.

6.   Section 2.21 of the Plan is hereby amended to delete the cross-reference to Section 7.1(b)(ii) and to insert in place thereof a cross-reference to Section 7.1.

7.   Section 2.25 of the Plan is hereby amended to delete the phrase “as set forth herein, and” and to add at the end thereof a new sentence as follows:

“References to “the Plan” shall be considered references to Part A and/or Part B of the Plan as context requires.”

8.   Section 2.29 of the Plan is hereby amended to (1) delete the phrases “an Employee who is” and “in the Plan” in the first sentence thereof, (2) delete the third and fourth occurrences of the word “Employee” and to insert in place thereof the word “employee”, (3) delete the second, fifth, seventh and eighth occurrences of the word “Employee” and insert in place thereof the word “Participant” and (4) delete the sixth and ninth occurrences of the word “Employee” as well as the word “an” immediately preceding each such occurrence and to insert in place thereof the words “a Participant”.

9.   Section 3.1 is hereby amended to insert the words “or its delegee” immediately following the word “Committee.”

10.  Section 3.2(b) of the Plan is hereby amended to (1) delete the word “shall” the first time it appears and insert the word “must” in place thereof and (2) insert the words “portion of the” immediately prior to the word “calendar” in the second sentence thereof and to add at the end thereof a new sentence as follows:

“If an Eligible Employee is a participant in another account balance plan that is required to be aggregated with the Plan under Code Section 409A when he first become eligible to participate in the Plan, such Eligible Employee shall be eligible to make a Deferral Election for the calendar year immediately following the calendar year of his initial eligibility by making an election in accordance with Section 3.2(a) above.”

11.  Section 3.3 of the Plan is hereby amended to delete the term “Participant’s” and to insert in place thereof the term “Eligible Employee’s”.

12.  Section 6.1 of the Plan is hereby amended to delete the phrase “prior to January 1, 2005” and to insert in place thereof the phrase “on or before October 3, 2004”.

13.  Section 6.2 of the Plan is hereby amended to insert the word “Excess” immediately prior to the words “Salary Reduction Contributions”.

14.  Sections 6.2(b) and 6.2(c) of the Plan are hereby amended to delete such sections in their entirety and to insert in place thereof the following:

“(b)   If a Participant elects (or is deemed to elect) to have his Post-2004 Subaccount distributed in a single lump sum, the Participant’s Post-2004 Subaccount shall be credited with earnings based on the rate of return in the Fixed Income Fund (or any successor fund) beginning January 1st of the calendar year following the calendar year in which the Participant experiences a Separation from Service that results in the Participant’s Post-2004 Subaccount becoming payable, and continuing through the date upon which such single lump sum payment is determined, if such determination date is after December 31st of the calendar year in which the Participant experiences a Separation from Service.  Payments due on January 31st of a calendar year are determined on the previous December 31st, while payments due on the first business day of a calendar month are determined on the last day of the second preceding calendar month (e.g., a payment scheduled for the first business day of March will be determined on the preceding January 31st).

(c)   If a Participant elects to have his Post-2004 Subaccount distributed in Annual Payments, the Participant’s Past-2004 Subaccount shall be credited with earnings based on the rate of return in the Fixed Income Fund (or any successor fund) beginning January 1st of the calendar year following the calendar year in which the Participant experiences a Separation from Service that results in the Participant’s Post-2004 Subaccount becoming payable, and continuing through the date upon which such Annual Payment is determined, if such determination date is after December 31st of the calendar year in which the Participant experiences a Separation from Service.  Payments due on January 31st of a calendar year are determined on the previous December 31st, while payments due on the first business day of a calendar month are determined on the last day of the second preceding calendar month (e.g., a payment scheduled for the first business day of March will be determined on the preceding January 31st).”

15.  Section 7.1 of the Plan is hereby amended to (1) delete the words “end of the” immediately prior to the second occurrence of the words “calendar year” in subsection (ii) thereof, (2) delete the word “elected” in subsection (iv) thereof and to insert in place thereof the phrase “made a Joint Payment Option Election” and (3) insert the phrase “his Post-2004 Subaccount in” immediately following the words “to receive” in subsection (iv) thereof.

16.  Section 7.3 of the Plan is hereby amended to (1) insert the phrase “or after his Separation from Service but prior to the distribution of his entire Post-2004 Subaccount,” immediately following the first occurrence of the term “Separation from Service,” and (2) insert at the end thereof a new sentence as follows:

“The Participant’s Post-2004 Subaccount shall continue to be credited with earnings in accordance with Section 6.2 until his entire Post-2004 Subaccount is distributed.”

17.  Section 9 of the Plan is hereby amended to delete each occurrence of the term “Account” and to insert in place thereof the term “Post-2004 Subaccount.”

18.  Section 14.4 of the Plan is hereby amended to delete the word “CBS” in the last sentence thereof and to insert in place thereof the term “the Company”.